UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On April 21, 2010, the Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Committee”) of The First Marblehead Corporation (the “Corporation”) approved the grant to Daniel Meyers, the Chief Executive Officer and President of the Corporation, of 1,200,000 fully vested restricted stock units, representing the right to receive 1,200,000 shares of common stock of the Corporation, under the Corporation’s 2003 stock incentive plan, as amended.  In determining the timing and size of the grant, the Board and the Committee generally considered the Corporation’s accomplishments since August 2008 and Mr. Meyers’ integral role in such accomplishments, as well as the terms of equity awards previously granted to Mr. Meyers and the level of cash compensation paid to Mr. Meyers since August 2008. Mr. Meyers elected to satisfy income tax obligations with respect to the grant by having the Corporation retain 473,696 shares from the award.

In addition, the Committee has begun a review of Mr. Meyers’ compensation arrangements described in the Corporation’s current report on Form 8-K filed on August 18, 2008 and proxy statement relating to the Corporation’s 2009 annual meeting of stockholders filed on September 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: April 27, 2010	By:	/s/ Kenneth Klipper
Kenneth Klipper
Chief Financial Officer